Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 17, 2014, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of Resource America, Inc. on Form 10-K for the year ended December 31, 2013, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 12, 2014